UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 23, 2012 (May 23, 2012)

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960

(State of Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 539-0000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement

(a)	Warrant Agreement and Related Agreements

On May 23, 2012, Legg Mason completed the repurchase of all of its 2.50% convertible senior notes due 2015 (the “2.50% Convertible Senior Notes”) pursuant to a note exchange agreement, dated as of May 16, 2012 (the “Note Exchange Agreement”), among Legg Mason, the holders of the 2.50% Convertible Senior Notes and Kohlberg Kravis Roberts & Co. L.P. (“KKR”), for limited purposes. The repurchase of the 2.50% Convertible Senior Notes was made in connection with Legg Mason’s recently announced capital plan.

Legg Mason repurchased the 2.50% Convertible Senior Notes for (i) cash in an amount equal to the principal amount of the 2.50% Convertible Senior Notes, plus accrued and unpaid interest on such notes since January 15, 2012, (ii) a prepayment fee of $6.25 million and (iii) the issuance of warrants (the “warrants”) to KKR I-L Limited, a fund managed by KKR, at the direction of the holders of the 2.50% Convertible Senior Notes.

The warrants were issued pursuant to a warrant agreement, dated May 23, 2012 (the “Warrant Agreement”), between Legg Mason and American Stock Transfer & Trust Company, LLC, as warrant agent, and have terms similar to the conversion option under the 2.50% Convertible Senior Notes. The Warrant Agreement provides the warrant holders with the right to purchase from Legg Mason approximately 14.2 million shares of Legg Mason common stock (in the aggregate) at an exercise price of $88 per share (which is subject to customary anti-dilution adjustments) in a net share settlement (as described below). Warrant holders who exercise their warrants in connection with certain make-whole events, as set forth in the Warrant Agreement, may be entitled to a make-whole premium in the form of an increase in the number of shares to be delivered upon exercise of a warrant. Upon exercise of the warrants, Legg Mason may deliver, at its option, either shares of its common stock (and cash in lieu of fractional shares) or cash (in lieu of any shares of its common stock), in each case, with a value equal to the product of (i) the difference between the market price of Legg Mason common stock and the $88 per share exercise price and (ii) the 14.2 million shares of Legg Mason common stock underlying the warrants, all as calculated in accordance with the Warrant Agreement. The warrants can be exercised by a holder at any time and from time to time and expire on July 15, 2017. The warrants were issued pursuant to an exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. A copy of the Warrant Agreement (including the form of warrant) is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

In connection with the issuance of the warrants, Legg Mason entered into a registration rights agreement dated as of May 23, 2012 (the “Warrants Registration Rights Agreement”), with KKR I-L Limited, pursuant to which Legg Mason has agreed to (1) file a shelf registration statement with the Securities and Exchange Commission (“SEC”) covering resales of the warrants and the underlying shares of Legg Mason common stock deliverable upon exercise of the warrants within 90 days after the date of the repurchase of the 2.50% Convertible Senior Notes; and (2) use its commercially reasonable efforts to cause the shelf registration statement to become effective under the Securities Act within 180 days after the date of the repurchase of the 2.50% Convertible Senior Notes. Subject to certain blackout periods that, with certain limited exceptions, do not exceed an aggregate of 60 days in any 90-day period or an aggregate of 120 days in any 360-day period, Legg Mason has agreed to use its commercially reasonable efforts to keep the shelf registration statement effective until the earlier of (1) the date on which all of the warrants and any shares of Legg Mason common stock delivered upon exercise of the warrants cease to be registrable securities, as defined in the Warrants Registration Rights Agreement; and (2) October 13, 2017. A copy of the Warrants Registration Rights Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with the execution of the Note Exchange Agreement and the Warrant Agreement, Legg Mason and KKR entered into an amended and restated standstill agreement on May 23, 2012 (the “Amended and Restated Standstill Agreement”), whereby, with certain exceptions, KKR agreed to continue to not take certain actions with respect to Legg Mason. The Amended and Restated Standstill Agreement amended and restated the standstill agreement, dated as of January 14, 2008, between KKR and Legg Mason. A copy of the Amended and Restated Standstill Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the terms of the Note Exchange Agreement, each of (i) the note purchase agreement for the 2.50% Convertible Senior Notes, dated as of January 14, 2008 (the “Note Purchase Agreement”), as amended, among Legg Mason, KKR and the purchasers named therein, pursuant to which the 2.5% Convertible Notes were sold Legg Mason agreed to certain financial covenants, and (ii) the registration rights agreement, dated as of January 31, 2008 (the “2008 Registration Rights Agreement”), among Legg Mason, KKR I-L Limited, Credit Suisse International and HSBC Bank USA, N.A., pursuant to which Legg Mason agreed to file and maintain a shelf registration statement with the SEC with respect to the 2.5% Convertible Notes was terminated on May 23, 2012.

Additionally, in connection with Legg Mason’s repurchase of the 2.50% Senior Convertible Notes, Scott C. Nuttall, who has been a director of Legg Mason since January 2008, resigned from the board effective as of May 23, 2012. Mr. Nuttall is a member of the general partner of KKR. Mr. Nuttall was nominated to serve on Legg Mason’s board of directors pursuant to the Note Purchase Agreement, which was terminated upon consummation of the repurchase of the 2.50% Senior Convertible Notes pursuant to the terms of the Note Exchange Agreement.

The foregoing descriptions of the Warrant Agreement, Warrants Registration Rights Agreement and Amended and Restated Standstill Agreement do not purport to be complete and are qualified in their entirety by reference to Warrant Agreement, Warrants Registration Rights Agreement, and Amended and Restated Standstill Agreement, which are filed as exhibits hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Information required by Item 1.02 is contained in Item 1.01 of this Report and is incorporated herein by reference.

In addition, by repurchasing of all of the 2.50% Convertible Senior Notes on May 23, 2012, Legg Mason effectively discharged all of its obligations under the indenture for the 2.50% Convertible Senior Notes, dated as of January 31, 2008 (the “Convertible Notes Indenture”), by and between Legg Mason and The Bank of New York Mellon, as trustee.

In connection with the issuance of the 2.50% Senior Convertible Notes, Legg Mason entered into two convertible note hedge transactions with each of four counterparties which, in aggregate, effectively increased the exercise price under the 2.50% Senior Convertible Notes from $88 per share to $107.46 per share. Legg Mason and the counterparties to these transactions have terminated each of the convertible note hedge transactions as of May 23, 2012. As part of this termination, Legg Mason and the four counterparties terminated (effective as of May 23, 2012) all of the purchased call options with respect to shares of Legg Mason common stock (the “Purchased Call Options”) entered into on January 14, 2008, in connection with the issuance of the 2.50% Convertible Senior Notes, with each of JPMorgan Chase Bank, N.A., Merrill Lynch Financial Markets, Inc., Goldman, Sachs & Co. and Bank of America, N.A. (collectively, the “Hedge Providers”). The Purchased Call Options constituted one portion of the convertible note hedge transactions and were exercisable solely in connection with conversions of the 2.50% Convertible Senior Notes in the event that the market value per share of Legg Mason’s common stock at the time of exercise was greater than the exercise price of the Purchased Call Options.

As part of the termination of the convertible note hedge transactions, Legg Mason and the Hedge Providers also agreed to terminate the warrants (the “2008 Warrants”) sold to the Hedge Providers on January 14, 2008, to purchase in the aggregate 14,204,500 shares of Legg Mason common stock, subject to customary adjustments, on a net share-settled basis and with an exercise price of $107.46 per share of Legg Mason common stock. The 2008 Warrants were issued in connection with the issuance of the 2.50% Convertible Senior Notes and the Purchased Call Options and were set to expire in ratable portions on a series of expiration dates commencing after the maturity date of the 2.50% Convertible Senior Notes.

The parties agreed to terminate the Purchased Call Options and the 2008 Warrants at no cost to Legg Mason.

Each of the counterparties to the Purchased Call Options, 2008 Warrants, the Note Purchase Agreement and the 2008 Registration Rights Agreement are full service financial institutions that may perform, and have in the past performed, commercial banking, investment banking and advisory services for Legg Mason from time to time for which they may receive or have received customary fees and reimbursement of expenses.

Item 3.02	Unregistered Sales of Equity Securities

Information required by Item 3.02 is contained in Item 1.01 of this Report and is incorporated herein by reference.

The warrants and the underlying shares of Legg Mason common stock issuable upon exercise of the warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 3.03	Material Modification to Rights of Security Holders

Information required by Item 3.03 is contained in Item 1.01 of this Report and is incorporated herein by reference.

Additionally, upon repurchase of all of the 2.50% Convertible Senior Notes, Legg Mason effectively discharged, as of May 23, 2012, all of its obligations to and rights of the holders of the 2.50% Convertible Senior Notes under the Convertible Notes Indenture, including the right of such holders to receive any additional payment of principal or interest on the 2.50% Convertible Senior Notes or to convert the notes into an equity ownership interest in Legg Mason.

Item 5.02	Departure of Directors or Certain Officers

On May 23, 2012, Mr. Scott Nuttall resigned from the board of directors of Legg Mason, effective that same day.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 4.1	Warrant Agreement, dated as of May 23, 2012, between Legg Mason, Inc. and American Stock Transfer & Trust Company LLC, as warrant agent

Exhibit 4.2	Warrants Registration Rights Agreement, dated as of May 23, 2012, by and between Legg Mason, Inc. and KKR I-L Limited

Exhibit 10.1	Amended and Restated Standstill Agreement, dated as of May 23, 2012, between Legg Mason, Inc. and Kohlberg Kravis & Roberts & Co. L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC. (Registrant)

Date: May 23, 2012	By:	/s/ Thomas C. Merchant

Thomas C. Merchant
Vice President and General Counsel, Corporate

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Warrant Agreement, dated as of May 23, 2012, between Legg Mason, Inc. and American Stock Transfer & Trust Company LLC, as warrant agent

Exhibit 4.2	Warrants Registration Rights Agreement, dated as of May 23, 2012, by and between Legg Mason, Inc. and KKR I-L Limited

Exhibit 10.1	Amended and Restated Standstill Agreement, dated as of May 23, 2012, between Legg Mason, Inc. and Kohlberg Kravis & Roberts & Co. L.P.